Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No.1 to the Registration Statement on Form S-1 (No.333-282704) of Tenon Medical, Inc. of our report dated March 10, 2023, with respect to our audits of the consolidated financial statements of Tenon Medical, Inc. and Subsidiary as of December 31, 2022, and for the year then ended. We also consent to the reference of our firm under the heading "Experts" in this Registration Statement.

/s/ ArmaninoLLP
San Jose, California

November 4, 2024